EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-167626 of our report dated March 23, 2010, except for Note 15, as to which the date is September 16, 2010 relating to the consolidated financial statements of Kingold Jewelry, Inc. (formerly Activeworlds Corp.), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Friedman LLP
Marlton, New Jersey
October 1, 2010